Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FIRST FINANCIAL NORTHWEST, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 15, 2008

Dear Shareholder:

You are cordially invited to attend the first annual meeting of shareholders of First Financial Northwest, Inc. to be held at the Carco Theatre, located at 1717 Maple Valley Highway, Renton, Washington, on Friday, May 23, 2008 at 9:00 a.m., local time.

The notice of annual meeting of shareholders and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers of First Financial Northwest, Inc., as well as a representative of KPMG LLP, our independent auditor, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at the meeting, whether or not you attend in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

                    Sincerely,

                                                    /s/Victor Karpiak

                    Victor Karpiak
                    Chairman, President and Chief Executive Officer

FIRST FINANCIAL NORTHWEST, INC.
201 WELLS AVENUE SOUTH
RENTON, WASHINGTON 98057
(425) 255-4400

NOTICE OF FIRST ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2008

        Notice is hereby given that the first annual meeting of shareholders of First Financial Northwest, Inc. will be held at the Carco Theatre, located at 1717 Maple Valley Highway, Renton, Washington, on Friday, May 23, 2008, at 9:00 a.m., local time, for the following purposes:

Proposal 1.	To elect eight directors of First Financial Northwest, Inc.
Proposal 2.	To ratify the appointment of KPMG LLP as our independent auditor for 2008
Proposal 3.	To adopt the First Financial Northwest, Inc. 2008 Equity Incentive Plan

We will also consider and act upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.  As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on March 27, 2008 as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors.  The proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Harry A. Blencoe

HARRY A. BLENCOE
SECRETARY

Renton, Washington
April 15, 2008

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum.  A pre-addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.

PROXY STATEMENT
OF
FIRST FINANCIAL NORTHWEST, INC.
201 WELLS AVENUE SOUTH
RENTON, WASHINGTON 98057
(425) 255-4400

FIRST ANNUAL MEETING OF SHAREHOLDERS
MAY 23, 2008

The Board of Directors of First Financial Northwest, Inc. is using this proxy statement to solicit proxies from our shareholders for use at our first annual meeting of shareholders.  We are first mailing this proxy statement and the enclosed form of proxy to our shareholders on or about April 15, 2008.

The information provided in this proxy statement relates to First Financial Northwest, Inc. and its wholly-owned subsidiary, First Savings Bank Northwest.  First Financial Northwest, Inc. may also be referred to as “First Financial” and First Savings Bank Northwest may also be referred to as “First Savings Bank” or the “Bank.”  References to “we,” “us” and “our” refer to First Financial and, as the context requires, First Savings Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Friday, May 23, 2008
Time:	9:00 a.m., local time
Place:	Carco Theatre, 1717 Maple Valley Highway, Renton, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	To elect eight directors of First Financial Northwest, Inc.
Proposal 2.	To ratify the appointment of KPMG LLP as our independent auditor for 2008
Proposal 3.	To adopt the First Financial Northwest, Inc. 2008 Equity Incentive Plan

We also will transact any other business that may properly come before the annual meeting.  As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

We have fixed the close of business on March 27, 2008 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of First Financial’s common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of First Financial common stock you own, unless you own more than 10% of First Financial’s outstanding shares.  As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of First Financial’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit unless our Board of Directors has granted permission in advance.  On March 27, 2008, there were 22,852,800 shares of First Financial common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  You are a shareholder of record if your shares of First Financial common stock are held in your name.  If you are a beneficial owner of First Financial common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of First Financial common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on your proxy card.  Shares of First Financial common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares “FOR” the election of each of our director nominees, “FOR” the ratification of the appointment of KPMG LLP as our independent auditor and “FOR” the adoption of the 2008 Equity Incentive Plan.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If your common stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted.  Your broker may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form that accompanies this proxy statement.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, shares not voted are treated as “broker non-votes.”  The proposals to elect directors and ratify the appointment of our independent auditor described in this proxy statement are considered discretionary items under the rules of The Nasdaq Stock Market LLC (“Nasdaq”).  The proposal to adopt the 2008 Equity Incentive Plan is a non-discretionary item.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

We maintain the First Financial Northwest, Inc. Employee Stock Ownership Plan (“ESOP”) for the benefit of our employees.  Each participant may instruct the trustee how to vote the shares of First Financial common stock allocated to his or her account under the ESOP by completing the voting instruction sheet distributed by the administrator.  If a participant properly executes the voting instruction sheet, the administrator will instruct the trustee to vote the participant’s shares in accordance with the participant’s instructions.  Unallocated shares of First Financial common stock held in the ESOP will be voted by trustee in the same proportion as shares for which the trustee has received voting instructions.  Allocated shares for which proper voting instructions are not received shall be voted by the trustee in the manner directed by the administrator.  The administrator of the ESOP is Crowe Chizek.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of First Financial common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of First Financial common stock.  Accordingly, the eight nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote “FOR” the election of each of its director nominees.

Vote Required to Approval Proposal 2: Ratification of the Appointment of the Independent Auditor

Ratification of the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2008 requires the affirmative vote of a majority of the outstanding shares present in person or by proxy at the annual meeting.  Abstentions and broker non-votes on this proposal will have the same effect as a vote against the proposal. Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of the independent auditor.

Vote Required to Approve Proposal 3: Adoption of the 2008 Equity Incentive Plan

Approval of the First Financial Northwest, Inc. 2008 Equity Incentive Plan requires the affirmative vote of a majority of the outstanding shares present in person or by proxy at the annual meeting.  Abstentions and broker non-votes on this proposal will have the same effect as a vote against the proposal.  Our Board of Directors unanimously recommends that you vote “FOR” the approval of the 2008 Equity Incentive Plan.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Secretary of First Financial in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 27, 2008, the voting record date, information regarding share ownership of:

•
         those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of First Financial’s common stock other than directors and executive officers;

•	each director and director nominee of First Financial;

•	each executive officer of First Financial or any of its subsidiaries named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all current directors and executive officers of First Financial and its subsidiaries as a group.

Persons and groups who beneficially own in excess of five percent of First Financial’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide us a copy, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To our knowledge, no other person or entity, other than the ones set forth below, beneficially owned more than five percent of the outstanding shares of First Financial’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held in the ESOP, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.

As of the voting record date, there were 22,852,800 shares of First Financial common stock outstanding.

	Number of Shares		Percent of Shares
Name	Beneficially Owned		Outstanding (%)

Beneficial Owners of More Than 5%

First Financial Northwest, Inc. Employee Stock Ownership Plan	1,692,800		7.40
201 Wells Avenue South
Renton, Washington 98057

Craig A. White	1,362,500	(1)	5.96
136 Heber Avenue, Suite 204
Park City, Utah 84060

Tyndall Capital Partners, L.P.	1,152,500	(2)	5.04
599 Lexington Avenue, Suite 4100
New York, New York 10022

(Table continues on following page)

	Number of Shares		Percent of Shares
Name	Beneficially Owned		Outstanding(%)

Directors

Victor Karpiak (3)	50,000	(4)	*
Harry A. Blencoe	50,000	(5)	*
Joann E. Lee	30,000	(6)	*
Gary F. Kohlwes	50,500	(7)	*
Robert L. Anderson	25,000	(8)	*
Gerald Edlund	50,000	(9)	*
Robert W. McLendon	25,000		*
Gary F. Faull	26,500		*

Named Executive Officers

John P. Mills	50,000	(10)	*
David G. Kroeger	15,670	(11)	*
Robert H. Gagnier	6,000		*
Roger Elmore	23,050		*

All Executive Officers and Directors as a Group (12 persons)	401,720		1.76

_____________
*	Less than one percent of shares outstanding.
(1)	Based solely on a Schedule 13D dated January 28, 2008, regarding shares owned as of that date.
(2)
Based solely on a Schedule 13G dated January 14, 2008, regarding shares owned as of January 9, 2008. According to this filing, Tyndall Partners, L.P., a Delaware limited partnership, owns 760,640 shares of First Financial’s common stock, and Tyndall Institutional Partners, L.P., a Delaware limited partnership, owns 391,860 shares of First Financial’s common stock. Tyndall Capital Partners, L.P. is the general partner of Tyndall Partners, L.P. and Tyndall Institutional Partners, L.P. and possesses the sole power to vote and the sole power to direct the disposition of all shares of First Financial common stock held by these entities.

(3)	Mr. Karpiak is also a named executive officer of First Financial.
(4)	Includes 25,000 shares owned solely by his spouse, all of which have been pledged.
(5)	Includes 25,000 shares owned solely by his spouse.
(6)	Includes 15,000 shares owned solely by her spouse.
(7)	Includes 25,000 shares owned solely by his spouse, as well as 600 shares owned as custodian for a minor.
(8)	Held jointly with his spouse.
(9)	Includes 3,100 shares owned solely by his spouse, 16,600 held jointly with his spouse (all of which have been pledged) and 23,000 shares owned by companies controlled by him and his spouse.
(10)	Includes 25,000 shares owned solely by his spouse.
(11)	Includes 7,835 shares owned solely by his spouse.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors consists of eight members.  The eight members of the Board are the initial directors of First Financial, each of whose term as initial director expires at the annual meeting in accordance with Washington law.  In accordance with our Articles of Incorporation, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.  Eight directors, whose names appear in the following table, have been nominated to stand for election and if elected, will serve for the respective terms set forth in the table, or until their respective successors have been elected and qualified.  Each member of our Board of Directors is also a member of the Board of Directors of First Savings Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the following table.  Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote “FOR” the election of all nominees named below.

	Age as of	Year First Elected or	Term to
Name	December 31, 2007	Appointed Director (1)	Expire (2)

Board Nominees

Victor Karpiak	53	1998	2009
Robert W. McLendon	84	1985	2009
Harry A. Blencoe	83	1959	2010
Gary F. Faull	63	1999	2010
Joann E. Lee	52	2005	2010
Gary F. Kohlwes	71	1977	2011
Robert L. Anderson	74	1980	2011
Gerald Edlund	71	1985	2011

___________
(1) Includes prior service on the Board of Directors of First Savings Bank (previously known as the First Savings Bank of Renton).
(2) Assuming election.

Set forth below is the principal occupation of each nominee for director.  All nominees have held their present positions for at least five years unless otherwise indicated.

Victor Karpiak is Chairman of the Board, President and Chief Executive Officer of First Financial and First Savings Bank, positions held since the companies were established in 2007 as part of the mutual to stock conversion process.  Mr. Karpiak also served as Chief Financial Officer from 2007 until February 2008.  Prior to the conversion, he held the same positions with our predecessors, First Financial Holdings, MHC, First Financial of Renton and First Savings Bank of Renton.  Before to his appointment as President of First Savings Bank of Renton in 1999, he served as Executive Vice President and Chief Financial Officer.  Mr. Karpiak has served as President and Chief Financial Officer of First Financial Holdings, MHC and First Financial of Renton since they were established in 2002.  In January 2005, he was appointed Chairman of the Board and Chief Executive Officer of First Financial Holdings, MHC, First Financial of Renton and First Savings Bank of Renton.  He has been with First Savings Bank for 30 years.  Mr. Karpiak is a past director of the Renton Community Foundation, a past director and Chairman of the Greater Renton Chamber of Commerce, a past director and Resource Development Chairman of Renton River Days, a director and Secretary of the Senior Housing Assistance Group, a member of the Renton Rotary Club, and a member and past President of the Kiwanis Club of Renton.

Robert W. McLendon serves as a Director of First Financial and First Savings Bank, positions held since the companies were established in 2007 as part of the mutual to stock conversion process.  Prior to the conversion, he served as a Director of First Financial Holdings, MHC, First Financial of Renton and First Savings Bank of Renton.  Mr. McLendon has served as a Director of First Savings Bank of Renton since 1985.  Additionally, he served as Secretary of First Financial of Renton from 2002 when it was incorporated until the conversion.  Mr. McLendon retired from the hardware business after 50 years of service with one organization, McLendon Hardware, Inc., a seven store chain distributing retail and wholesale hardware products throughout Western Washington.  At retirement his position with the company was that of President and Chairman of the Board.  Mr. McLendon is a business graduate of the University of Washington, and is a member of the Veterans of Foreign Wars and The American Legion.

Harry A. Blencoe serves as a Director and Secretary of First Financial and as a Director of First Savings Bank, positions held since the companies were established in 2007 as part of the mutual to stock conversion process.  Prior to the conversion, he served as a Director of First Financial Holdings, MHC, First Financial of Renton and First Savings

Bank of Renton.  Mr. Blencoe was appointed as a Director of First Savings Bank of Renton in 1959, serving as Chairman and Chief Executive Officer from 1961 until his retirement in December 2004.  He also held the position of President from 1961 until 1999.  In addition, Mr. Blencoe also served as Chairman of the Board and Chief Executive Officer of First Financial Holdings, MHC and First Financial of Renton since they were established in 2002 until his retirement.  He has been associated with First Savings Bank since 1950.  Mr. Blencoe is a past director of the Renton Community Foundation, and a past president and current member of the Renton Rotary Club and the Mayor’s Business Executives Forum.  He also serves as a Trustee of the First Financial Northwest Foundation.

Gary F. Faull serves as a Director of First Financial and First Savings Bank, positions held since the companies were established in 2007 as part of the mutual to stock conversion process.  Prior to the conversion, he served as a Director of First Financial Holdings, MHC, First Financial of Renton and First Savings Bank of Renton.  Mr. Faull has served as a Director of First Savings Bank since 1999.  He is an attorney and has been self-employed since 1974 in the law firm of Gary F. Faull Law Offices.  Mr. Faull is a member of the Renton Rotary Club, the Greater Renton Chamber of Commerce, Veterans of Foreign Wars, a past director of the Renton Community Foundation and a past president of the South King County Bar Association.  Mr. Faull is also a Trustee of the First Financial Northwest Foundation.

Joann E. Lee serves as a Director, and Compensation Committee Chairperson of First Financial and First Savings Bank, positions held since the companies were established in 2007 as part of the mutual to stock conversion process.  Ms. Lee is also the Board’s designated Financial Expert serving on the Audit Committee.  Prior to the conversion, she served as a Director of First financial Holdings, MHC, First Financial of Renton and First Savings Bank of Renton since 2005.  Ms. Lee is a Certified Public Accountant and has been the owner of Joann Lee & Associates, CPAs since 2002.  Prior to that, Ms. Lee spent 11 years as a Certified Public Accountant including an eight year career with the independent public accounting firm of RSM McGladrey.  She has also served as the Director of the Small Business Division, Puget Sound Region.  Ms. Lee is a past president and current Board member of the Renton Rotary Club, and the Renton YMCA Board of Directors.  She is also a member of the Renton Communities in Schools, Greater Renton Chamber of Commerce and a Director of the Renton Technical College Foundation.  In addition Ms. Lee serves as a Trustee of the First Financial Northwest Foundation.

Gary F. Kohlwes serves as a Director and Audit Committee Chairman of First Financial and First Savings Bank, positions held since the companies were established in 2007 as part of the mutual to stock conversion process.  Prior to the conversion, he held the same positions with First Financial Holdings, MHC, First Financial of Renton and First Savings Bank of Renton.  He has served as a Director of First Savings Bank since 1977 and was appointed in 1982 to the board position of  Secretary and Treasurer, positions he continues to hold.  Dr. Kohlwes retired in 1997 after 40 years in education with the last 23 plus years as Superintendent of Public Schools for the Renton School District.  He also was actively engaged as an owner/operator of a commercial fishing business in Naknek, Alaska since 1963 an operation he continues to oversee.  Dr. Kohlwes is a past president and a current member of the Renton Rotary Club, past President and founding director of the Renton Community Foundation and a past elected Commissioner of Valley Medical Center.  In addition Dr. Kohlwes is a Trustee of the First Financial Northwest Foundation and serves as its Executive Director.

Robert L. Anderson serves as a Director and Chairman of the Nominating/Corporate Governance Committee of First Financial and First Savings Bank, positions held since the companies were established in 2007 as part of the mutual to stock conversion process.  Prior to the conversion, he served as a Director of First Financial Holdings, MHC, First Financial of Renton and First Savings Bank of Renton.  Mr. Anderson has served as a Director of First Savings Bank of Renton since 1980 and as Secretary of First Financial Diversified since it was established in 1980 as Savren Service Corporation.  He is a retired attorney who prior to his retirement in 1992, served as a senior partner in the law firm of Anderson, Jackson & Stephens.  During his professional career Mr. Anderson was elected as a Director on the Renton School District’s Board of Directors and served with distinction.  He is a past President of the Kiwanis Club of Renton and the South King County Bar Association.  Mr. Anderson is also a past Director of the Ocean Shores Library Board and is currently a member of the Ocean Shores Kiwanis and the Associated Arts of Ocean Shores.

Gerald Edlund serves as a Director of First Financial and First Savings Bank, positions held since the companies were established in 2007 as part of the mutual to stock conversion process.  Prior to the conversion, he served as a Director of First Financial Holdings, MHC, First Financial of Renton and First Savings Bank of Renton.  Mr. Edlund has served as a Director of First Savings Bank since 1985 and served as Secretary of First Financial Holdings, MHC since it was established in 2002 until the conversion.  He has been President of Edlund Associates, Inc., a landscape architect firm, since 1980.  Mr. Edlund is a member of the New Horizon School Board, a past president and current member of the Renton Rotary Club and a member of the Allied Arts City of Renton.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of First Financial and First Savings Bank conduct their business through board and committee meetings.  During the fiscal year ended December 31, 2007, the Board of Directors of First Financial held five meetings and the Board of Directors of the Bank held 14 meetings.  No director of First Financial or the Bank attended fewer than 75% of the total meetings of the boards and committees on which that person served during this period.

Committees and Committee Charters

The Board of Directors of First Financial has standing Audit, Compensation, Nominating and Corporate Governance, and Executive committees.  The Board has adopted written charters for the Audit, Compensation, and Nominating and Corporate Governance committees, copies of which are available on our website at www.fsbnw.com.

       Audit Committee.  The Audit Committee consists of Directors Kohlwes (Chairperson), Faull and Lee.  The Committee meets at least quarterly to oversee the integrity of the financial reporting process, financial statement audits and systems of internal controls.  The Committee also appoints the independent auditor and reviews the audit report prepared by the independent auditor.  The Audit Committee met nine times during the year ended December 31, 2007.

Each member of the Audit Committee is “independent” in accordance with the requirements for companies listed on Nasdaq.  In addition, the Board of Directors has determined that Ms. Lee meets the definition of “audit committee financial expert,” as defined by the SEC.

Compensation Committee.  The Compensation Committee consists of Directors Lee (Chairperson), Kohlwes, Anderson, Edlund, McLendon and Faull.  The Committee meets at least twice a year to provide oversight regarding personnel, compensation and benefits related matters.  The Committee is also responsible for evaluation First Financial’s chief executive officer and making recommendations to the full Board regarding director compensation.  Each member of the Committee is “independent,” in accordance with the requirements for companies quoted on Nasdaq.  This Committee met once during the year ended December 31, 2007.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which consists of Directors Anderson (Chairperson), Edlund and McLendon, assures that we maintain the highest standards and best practices in all critical areas relating to the management of the business of First Financial.  The Committee also selects nominees for the election of directors and assesses Board and committee membership needs. The Committee meets at least twice a year.  Each member of the Committee is “independent,” in accordance with the requirements for companies quoted on Nasdaq.  This Committee did not meet during the year ended December 31, 2007, as First Financial was formed in June 2007.

The Nominating and Corporate Governance Committee met on March 5, 2008 to nominate directors for election at the annual meeting.  Only those nominations made by the Nominating and Corporate Governance Committee or properly presented by shareholders will be voted upon at the annual meeting.  In its deliberations for selecting candidates for nominees as director, the Committee considers the candidate’s knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of First Savings Bank’s market area.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.

Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate it believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as one of our directors.  Although the Nominating and Corporate Governance Committee charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended by a shareholder that are submitted in accordance with our Articles of Incorporation.  Because our Articles of Incorporation provide a process for shareholder nominations, the Committee did not believe it was necessary to provide for shareholder nominations of directors in its charter.  If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this proxy statement.

Executive Committee.  The Executive Committee, consisting of Directors Karpiak (Chairman) and any two independent directors, acts for the Board of Directors when formal Board action is required between regular meetings.  Its primary role is to approve loans of between $3 million and $5 million.  The Committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power to act in place of the Audit, Compensation, or Nominating and Corporate Governance committees.  The Executive Committee met six times during the year ended December 31, 2007.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  Our executive officers and Board of Directors are working together to establish a comprehensive set of corporate governance initiatives that they believe will serve the long-term interests of our shareholders and employees.  These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq rules.  Our Board of Directors will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Director Independence.  Our common stock is listed on the Nasdaq Global Select Market.  In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors.  The Board has determined that six of our eight directors are independent, as defined by Nasdaq.  Directors Kohlwes, Faull, Lee, Edlund, Anderson and McLendon are all independent.  Only Victor Karpiak, who is our Chairman, President and Chief Executive Officer, and Harry A. Blencoe, who is our former Chairman, President and Chief Executive Officer, are not independent.

Code of Business Conduct and Ethics.  On March 19, 2008, the Board of Directors adopted the Code of Business Conduct and Ethics.  The Code is applicable to each of our directors, officers, including the principal executive officer and senior financial officers, and employees and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Ethics is available on our website at www.fsbnw.com.

Shareholder Communication with the Board of Directors.  The Board of Directors welcomes communication from shareholders.  Shareholders may send communications to the Board of Directors, First Financial Northwest, Inc., 201 Wells Avenue, Renton, Washington 98057.  Shareholders should indicate clearly the director or director(s) to whom the communication is being sent so that each communication may be forwarded appropriately.

Annual Meeting Attendance by Directors.  First Financial encourages, but does not require, its directors to attend the annual meeting of shareholders.  It is expected that all members of the Board of Directors will attend our first annual meeting of shareholders.

Transactions with Related Persons.  First Savings Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations.  Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with all customers prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

All loans made to our directors and executive officers are subject to federal regulations restricting loans and other transactions with affiliated persons of First Savings Bank.  Loans and available lines of credit to all directors and executive officers and their associates totaled approximately $1.2 million at December 31, 2007, which was less than one percent of our equity at that date.  All loans to directors and executive officers were performing in accordance with their terms at December 31, 2007.  Total deposits of directors and executive officers were approximately $1.6 million at December 31, 2007.

We recognize that transactions between First Financial or First Savings Bank and any of its directors or executive officers can present potential or actual conflicts of interest and create the appearance that these decisions are based on considerations other than the best interest of First Savings Bank.  Therefore as a general matter and in accordance with the Bank’s Code of Conduct and Ethics Policy for Employees, Officers and Directors, it is our preference to avoid such transactions.  Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of First Savings Bank.  Accordingly, the Bank has adopted an informal policy which requires its Compensation Committee to review and, if appropriate, to approve or ratify any such transaction.  In the event that a member of the Committee is a participant in the transaction, then that member is required to abstain from the discussion, approval or ratification process.  Pursuant to the policy, the Committee will review any transaction in which First Savings Bank is or will be a participant and the amount involved exceeds $120,000, and in which any of the directors or executive officers had, has or will have a direct or indirect material interest.  After its review, the Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of First Financial and First Savings Bank, as the Committee determines in good faith.

Director Edlund is a principal in the firm Edlund Associates, Inc., which is a landscape architecture company with design/building services.  His company has a landscape maintenance contract with First Savings Bank under which the company was paid $24,865 in 2007.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our non-employee directors for the year ended December 31, 2007.  Directors who are employees of First Financial or any of its subsidiaries are not compensated for their services as directors; accordingly, compensation information for Victor Karpiak, who is our President and Chief Executive Officer, is included in the section entitled “Executive Compensation.”  We have not yet established any stock benefit plans and do not offer any non-equity incentive compensation; therefore, these columns have been omitted from the table.

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Harry A. Blencoe	29,150	(1)	53,725	(2)	82,875
Joann E. Lee	36,750	--	--		36,750
Gary F. Kohlwes	31,500	--	--		31,500
Robert L. Anderson	31,125	--	--		31,125
Gerald Edlund	30,000	--	24,865	(3)	54,865
Robert W. McLendon	31,025	--	--		31,025
Gary F. Faull	36,000	--	--		36,000

(Footnotes appear on following page)

____________
(1)	The present value of Director Blencoe’s supplemental retirement agreement decreased by $13,098 in 2007.
(2)	Reflects compensation received pursuant to Director Blencoe’s supplemental retirement agreement.
(3)	Director Edlund is a principal in Edlund Associates, Inc., a landscape architect firm; represents indirect compensation received through his firm pursuant to a landscape maintenance contract.

Each director of First Financial is also a director of First Savings Bank.  The directors received no additional compensation for attendance at any meeting of First Financial’s Board of Directors during the year ended December 31, 2007.  The directors are compensated for their service on First Savings Bank’s Board of Directors.  Non-employee directors of First Savings Bank receive a semi-annual retainer of $7,500, a fee of $850 for each board meeting attended and a fee of $375 per committee meeting attended.

First Savings Bank’s Compensation Committee recommends to the Board of Directors the amount of fees paid for service on the Board.  For 2008, the Committee recommended increasing the directors’ fees to a $9,000 semi-annual retainer (from $7,500 in 2007), increasing the fee to $1,200 for each Board meeting attended (from $850 in 2007) and increasing the fee to $550 for each Board committee meeting attended ($375 in 2007).

Director Blencoe is the former Chief Executive Officer of First Savings Bank.  In 1991, First Savings Bank entered into an Executive Supplemental Retirement Plan Participation Agreement with him to provide certain benefits upon his normal retirement, early retirement or death prior to retirement.  Director Blencoe retired effective as of December 31, 2004, which constituted normal retirement under the agreement.  The agreement provides him with a monthly payment of $4,477 for a total of 180 months.  As of December 31, 2007, payments will continue for 144 months, or 12 years.  In the event of Director Blencoe’s death before all payments are made, First Savings Bank will continue making the payments to his designated beneficiary until a total of 180 payments have been made.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we will give an overview of our compensation program, the material compensation decisions we have made under the program and the material factors that we considered in making those decisions.  Following this discussion, in the section entitled “Executive Compensation,” we provide a series of tables containing specific information about the compensation earned or paid in 2007 and 2006 to the following officers, who are known as our named executive officers:

Victor Karpiak, Chairman, President and Chief Executive Officer
John P. Mills, President of Executive House, Inc.
David G. Kroeger, Executive Vice President, Commercial Lending
Robert H. Gagnier, Senior Vice President and Chief Lending Officer
Roger Elmore, Vice President and Senior Operations Officer

All compensation matters concerning our executive and non-executive officers are made at the sole discretion of the Compensation Committee which is comprised of all independent directors.  Compensation determinations are made based on the Compensation Committee’s independent review of management recommendations and peer group surveys, for both base salary and total compensation.  The peer group data is derived from the Northwest Financial Industry Survey prepared by Milliman, Inc., a global firm of consultants and actuaries serving the full spectrum of business, governmental and financial organizations since 1947, and in association with the Washington Financial League, the Washington Bankers Association and the Oregon Bankers Association.  Mr. Karpiak’s role is limited to providing information regarding the executive and non-executive officers to the Compensation Committee, other than himself, which includes salary and bonus histories for the past three years, performance highlights, level of responsibility and compensation recommendations for each officer.  Mr. Karpiak does not provide any recommendation with respect to his individual compensation.  Salary levels are provided as a specific dollar amount and are based on a range between the 50th and 75th percentile of the peer group data provided by the above-reference survey relative to the officer’s responsibilities and professional development.  Following the presentation of this information, an executive session of the Compensation Committee is held without the presence of management where the compensation of each executive and non-executive officer is discussed and determined.  Mr. Karpiak’s recommendations are considered by the Compensation Committee, however, the Compensation Committee makes the final decision and may adjust the compensation levels for certain officers based on corporate position emphasis, retention issues and management development.  The Compensation Committee of the Board of Directors relies heavily on Mr. Karpiak’s recommendations.  Given the independence of the data on which Mr. Karpiak bases his recommendations, his recommendations have very rarely been modified by the Compensation Committee.

The discussion below is intended to help you understand the detailed information provided in the executive compensation tables and put that information into context within our overall compensation program.

Compensation Philosophy and Objectives.  Our overall goal in compensating executive officers is to attract, retain and motivate key executives of proven ability who are critical to our future success.  We believe that short-term incentive compensation paid to executive officers should be directly aligned with our performance and that compensation should be structured to ensure achievement of financial and operational goals along with other factors that impact corporate value.  Our long-term incentive is in the form of a supplemental retirement plan, which is tied to longevity.

Our compensation decisions with respect to executive officer salaries and incentive compensation are influenced by (1) the executive’s level of responsibility and function within the organization, (2) the overall performance and profitability of First Savings Bank and (3) our assessment of the competitive marketplace, including other peer companies.  Our philosophy is to focus on total direct compensation opportunities through a mix of base salary and annual incentive compensation.

Compensation Program Elements.  The compensation program for executive officers consists of the elements described below.

Pay Element	What It Rewards	Purpose

Base Salary	Core competence in the executive’s role relative to skills, experience and contributions to First Financial and First Savings Bank	Provide fixed compensation based on competitive market price

Annual Incentive Compensation	Contributions toward First Savings Bank’s achievement of specified pre-tax profit	Provides annual performance based cash incentive compensation

Retirement Benefits	Executive officers are eligible to participate in employee benefit plans available to our eligible employees, including both tax-qualified and nonqualified retirement plans

The Chief Executive Officer and Chief Lending Officer have supplemental retirement agreements, which entitles each officer to additional retirement benefits subject to meeting certain minimum age and service requirements
Provides a long-term incentive for the retention of key officers

Additional Benefits and Perquisites	Executives participate in employee benefit plans generally available to our employees, including medical insurance	These benefits are a part of our broad-based total compensation program

Pay Element	What It Rewards	Purpose

	The Chief Executive Officer and the Executive Vice President of Executive House receive a car allowance	Assists in executive responsiveness for community based travel requirements

	The President of Executive House received unlimited use of a company car	Provides for client relationships and property inspections

The Compensation Committee of First Savings Bank has the responsibility for establishing and reviewing our compensation philosophy and objectives.  In this role, the Committee has sought to design a compensation structure that attracts and retains qualified and experienced officers and, at the same time, is reasonable and competitive.  Although First Savings Bank became a stock savings bank as a result of the mutual holding company reorganization in 2002, compensation paid to employees, officers and directors has consisted primarily of cash compensation, salary and bonuses, and retirement benefits.

Pay Philosophy and Competitive Standing.  In general, we seek to provide competitive pay by targeting a range between the 50th and 75th percentiles relative to a peer group for total compensation opportunities, including salaries and incentive compensation.  To achieve the percentile positioning for the total cash compensation component and yet maintain an effective efficiency ratio and excellent asset quality, we emphasize the fixed salary pay with less opportunity for performance-based bonuses.

With the assistance of Milliman, Inc., we receive and analyze competitive market data contained in the Northwest Financial Industry Salary Survey every year.  The data is independently collected by Milliman and represents approximately 119 Northwest financial institutions ranging in asset size from $21.0 million to $6.1 billion.  The data is then grouped by collective asset sizes with the information adequately reflecting the complexities and compensation levels of peer group institutions.  We compare compensation paid to our named executive officers with compensation paid to executive officers in comparable positions at similar size institutions.

Base Salary.  Mr. Karpiak makes initial recommendations to the Compensation Committee that are based on the peer group data contained in the survey prepared by Milliman.  Given the independence of the data on which Mr. Karpiak bases his recommendations, his recommendations have very rarely been modified by the Compensation Committee.  For 2008, the Compensation Committee determined the base salaries of Messrs. Karpiak,  Kroeger, Gagnier and Elmore and submitted these determinations to the full Board of Directors for review.  Mr. Mills retired effective as of December 1, 2007.  Mr. Karpiak, the only named executive officer who is also a member of the Board, did not participate in discussions regarding his own compensation.  In setting base salary, the Compensation Committee used the information provided by Milliman, and also considered each executive’s experience and tenure, our overall annual budget for merit increases, the executive’s individual performance and changes in responsibility.  The determination of the named executive officers’ base salary is a subjective determination with no specific criteria considered and, consequently, no particular weight is given to any single factor.  The 2008 base salaries for Messrs. Karpiak, Kroeger, Gagnier and Elmore are $375,000, $176,000, $150,000 and $155,000, respectively, reflecting increases of approximately 50%, 5%, 11% and 35%, respectively, from 2007 salaries.  The Compensation Committee believes that the base salaries paid to each member of the senior management team is commensurate with the individual’s duties, performance and range for the industry compared with financial institutions of similar size within First Savings Bank’s region.  Salary levels are reviewed annually and base salary is not targeted at any particular percent of total compensation.

Annual Incentive Compensation.  Mr. Karpiak makes initial recommendations to the Compensation Committee that are based on the peer group data contained in the survey prepared by Milliman.  Given the independence of the data on which Mr. Karpiak bases his recommendations, his recommendations have very rarely been modified by the Compensation Committee.  Our Annual Incentive Plan provides our executive officers and staff with an opportunity to earn annual cash bonuses based on our corporate performance as measured by our earnings, asset and loan growth.  The annual cash bonuses are determined at the discretion of the Compensation Committee based on the individual’s performance with percentages and dollar amounts set without guarantee or commitment. The determination of the individual’s performance is a subjective determination using various measures, including but not limited to leadership, personal efforts, and corporate commitment.  Annual bonuses for the named executive officers are determined by the Compensation Committee from a bonus pool for all employees that, for fiscal 2007, represented 4.70% of pre-tax income, excluding the one-time contribution of $16,928,000 to the First Financial Northwest Foundation.  The Committee determines the aggregate amount from that pool that is paid to the named executive officers based on their base salary.  As part of its determination, the Compensation Committee considered the external compensation survey described above and determined that the aggregate and individual cash bonus amounts were commensurate with the performance of First Savings Bank and the named executive officers during the year.  The cash bonuses paid for 2007 were 11.06% of total compensation as compared to 8.04% of total compensation in 2006.

Retirement Benefits.  First Savings Bank maintains the First Savings Bank Profit Sharing 401(k) Savings Plan (the “401(k) plan”) for the benefit of all of its eligible employees, including the named executive officers.  The 401(k) plan is intended to be a tax-qualified retirement plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.  Employees of First Savings Bank who have completed one year of service and who have attained age 18 are eligible to participate in the 401(k) plan.  Generally, participants direct the investment of the plan assets.

For 2007, participants could contribute up to $15,500 of their annual compensation through a pre-tax salary reduction election.  Participants 50 years of age or more could elect to make an additional $5,000 pre-tax salary reduction election.  First Savings Bank matches the first 6% of a participant’s pre-tax salary reduction contribution at the rate of 100%.  To be eligible for a matching contribution, the participant must be actively employed on the pay period for which the match is allocated.  Participants are at all times 100% vested in their salary reduction contributions; however, their related matching contributions are subject to a vesting period.  For the fiscal year ended December 31, 2007, First Savings Bank incurred a matching contribution-related expense of approximately $163,000 in connection with the 401(k) plan.  For the 401(k) plan’s fiscal year ended December 31, 2007, employees contributed approximately $217,000 to the 401(k) plan.

First Savings Bank also maintains executive supplemental retirement agreements, in which Messrs. Karpiak and Gagnier participate.  The agreements are intended to provide supplemental benefits upon the executive’s normal retirement, early retirement or death prior to retirement.  The agreements provide a $25,000 annual base benefit.  The annual base benefit increases at a rate of four percent for each year of participation.   Benefits generally commence upon the later of the participant’s retirement or attainment of age 65, which is the normal retirement date.  If the executive retires between age 55 and 65, he may be able to elect to have an actuarially reduced benefit that commences prior to age 65, to the extent permitted under the federal tax laws governing nonqualified deferred compensation plans.  There is no benefit for retirement before age 55.  The annual benefit is paid in monthly installments over 15 years.  In the event of an executive’s death prior to retirement but while still employed by First Savings Bank, the executive’s designated beneficiary would receive a benefit equal to the normal retirement benefit, up to a maximum of $200,000.

Additional Benefits and Perquisites.  At First Savings Bank, an important part of our total compensation plan is the employee benefits program.  We offer a comprehensive and flexible benefits plan on a non-discriminatory basis to support the basic health, welfare and retirement needs of all of our employees, including our named executive officers.  The primary elements of the benefits plan include medical/dental/vision plans, paid time off for vacation and illness (including vacation leave not taken), tuition reimbursement, bereavement leave and training.  We also offer various fringe benefits to all of our employees, including our named executive officers, as well as group policies for medical insurance.  We provide medical coverage at no cost to employees, with the employee being responsible for a portion of the dependent’s premium.  Our Chief Executive Officer and the Executive Vice President, Commercial Lending receive an automobile allowance.  The Compensation Committee believes these benefits are appropriate and assist the officers in fulfilling their employment obligations.

The named executive officers, along with all eligible employees, participate in our ESOP.  Each eligible participant is allocated the same proportion that the participation’s compensation for the plan year bears to the total compensation of eligible participates for that year, subject to certain limitations.

Additional Considerations.  Market data, individual performance, retention needs and internal pay equity have been the primary factors considered in decisions to adjust compensation materially.  The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers.  However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to First Savings Bank with the benefit/value to the employee.

Role of Executive Officers in Determining Compensation.  Our Chief Executive Officer recommends to the Compensation Committee base salary and actual bonus payouts for our named executive officers and all other officers (other than himself).  Mr. Karpiak makes these recommendations to the committee based on data and analysis provided by Milliman in association with the Washington Financial League, the Washington Bankers Association and the Oregon Bankers Association, and qualitative judgments regarding individual performance.  Mr. Karpiak is not involved with any aspect of determining his own compensation as that function is performed by the Compensation Committee utilizing independent data contained in Northwest Financial Industry Salary Survey prepared by Milliman in association with the Washington Financial League, the Washington Bankers Association and the Oregon Bankers Association.

The compensation paid to Mr. Karpiak is determined by the Compensation Committee based upon a review of First Savings Bank’s performance in comparison to the peer group included in the Northwest Financial Industry Salary Survey prepared by Milliman.  The final compensation level is based on the peer group analysis contained in the survey and consideration is also given to First Savings Bank’s asset size, balance sheet complexity, corporate direction and management structure.  No particular weight is given to any of these factors by the Compensation Committee and the final compensation level is based on a subjective determination by the Compensation Committee.

Compensation Committee Report

The Compensation Committee of First Savings Bank’s Board of Directors has submitted the following report for inclusion in this proxy statement:

We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management.  Based on the Committee’s review of and the discussion with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the following directors, who constitute the Committee:

The Compensation Committee:

Joann E. Lee (Chairman)	Dr. Gary F. Kohlwes
Robert W. McLendon	Robert L. Anderson
Gerald Edlund	Gary F. Faull

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Executive Compensation

Summary Compensation Table.  The following table shows information regarding 2007 and 2006 compensation for our named executive officers.  We have not yet established any stock benefit plans and do not currently offer any equity incentive compensation; therefore, these columns have been omitted from the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)

Victor Karpiak	2007	250,000	125,000	150,503	31,233	556,736
Chairman, President and	2006	195,000	80,000	166,747	29,136	470,883
Chief Executive Officer

John P. Mills	2007	201,478	--	--	7,500	208,978
President	2006	225,000	--	--	7,500	232,500
Executive House, Inc.

David G. Kroeger	2007	168,000	30,000	27,000	31,979	256,979
Executive Vice President	2006	160,000	40,000	--	14,159	214,159
Commercial Lending

Robert H. Gagnier	2007	135,000	30,000	114,958	17,451	297,409
Senior Vice President and	2006	120,000	30,000	133,422	15,645	299,067
Chief Lending Officer

Roger Elmore	2007	115,000	35,000	5,000	18,830	173,830
Vice President and Senior	2006	105,000	25,000	3,000	17,099	150,099
Operations Officer

______________
(1) Reflects the value of cash incentive bonuses paid out under our Annual Incentive Plan.
(2)
Reflects the increase in actuarial present values of each executive officer’s accumulated benefits under our Pension Plan and with respect to Mr. Karpiak and Mr. Gagnier, our Supplemental Retirement Plan. Mr. Mills did not participate in these plans and retired effective as of December 1, 2007. Mr. Kroeger began participating in the Pension Plan in 2007.

(3)
For 2007, includes employer matching contributions made to the 401(k) plan in the amounts of $12,423, $4,652, $8,100 and $6,900 for Messrs. Karpiak, Kroeger, Gagnier and Elmore, respectively; paid medical premiums of $12,810, $6,327, $9,351 and $11,931 for Messrs. Karpiak, Kroeger, Gagnier and Elmore, respectively; for Mr. Karpiak and Mr. Kroeger, a car allowance of $6,000 each; and for Mr. Mills, use of a company car.

Employment Agreement for Chief Executive Officer.  We entered into an employment agreement with Victor Karpiak on October 17, 2007.  The agreement has an initial term of three years and on each anniversary of October 17, 2007, the term of the agreement will be extended for an additional year unless notice is given by the Board to Mr. Karpiak, or vice versa, at least 90 days prior to the anniversary date.  The initial base salary level for Mr. Karpiak is $250,000, which is paid by First Savings Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board.  Under the agreement, Mr. Karpiak is eligible to participate in all in all plans of First Financial and First Savings Bank relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits or combinations thereof, as well as any equity-based plans in which First Financial’s or the Bank’s executive officers are eligible to participate.  The agreement provides that compensation may be paid in connection with the termination of Mr. Karpiak’s employment under a variety of scenarios, as described below under “Potential Payments Upon Termination.”

Severance Arrangements.  We entered into a change in control severance agreement with Roger Elmore on October 17, 2007.  The agreement has a term of three years.  On each anniversary of October 17, 2007, the term of the agreement may be extended for an additional year at the discretion of the Board or an authorized committee of the Board.  The severance agreement would provide for a severance payment and other benefits if Mr. Elmore is involuntarily terminated because of a change in control of First Financial Northwest and First Savings Bank, as described below under “Potential Payments Upon Termination.”

In connection with the conversion, we established the First Savings Bank Northwest Employee Severance Compensation Plan.  The plan provides eligible employees with severance pay benefits in the event of a change in control of First Savings Bank or First Financial Northwest, as described below under “Potential Payments Upon Termination.”  Messrs. Kroeger and Gagnier are covered by this plan.

Pension Benefits.  The following table provides information regarding participation in plans that provide specified retirement payments and benefits to the named executive offers.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)

Victor Karpiak	Pension Plan	26.833	438,000	--
	Supplemental Retirement Agreement	15.000	430,642	--

John P. Mills	Pension Plan	--	--	--
	Supplemental Retirement Agreement	--	--	--

David G. Kroeger	Pension Plan	0.917	27,000	--
	Supplemental Retirement Agreement	--	--	--

Robert H. Gagnier	Pension Plan	20.833	322,000	--
	Supplemental Retirement Agreement	15.000	468,207	--

Roger Elmore	Pension Plan	2.167	9,000	--
	Supplemental Retirement Agreement	--	--	--

______________
(1)
For the Pension Plan, reflects years vested; Mr. Mills is not eligible for participation. For the supplemental retirement agreement, reflects length of plan upon retirement; Messrs. Mills, Kroeger and Elmore do not participate.

(2)
Pension Plan accumulated benefits are based on the present value of accumulated future payments over an anticipated post retirement life of 20 years using a 7.75% discount rate. Supplemental retirement agreement accumulated benefits reflect the present value of 180 future annual payments at normal retirement using a 5.25% discount rate.

First Savings Bank is a participant in a multiple-employer sponsored plan (the “pension plan”), which provides a benefit upon retirement to eligible employees of First Savings Bank.  In general, all employees except those under specific agreement, who meet the minimum requirements of one year of service, attainment of age 21 and complete 1,000 hours of service in the 12 consecutive months following enrollment are eligible to participate.  Upon completion of five years of employment with First Savings Bank, the employee is 100% vested.  There is no provision for partial vesting.  The service amounts shown in the table above represent actual years of service with First Savings Bank.  No additional years of credited service have been granted to any named executive officer under the pension plan.

Several forms of benefit payments are available under the pension plan.  The pension plan offers a life annuity option, a 100% joint and survivor option with a ten-year certain feature, a 50% joint and survivor benefit option and a customized option.  The benefit option must be elected by the participant before benefit payments begin.  Benefits are based upon two percent times the number of years of service with First Savings Bank times the average of the participant’s salary during the five years he or she was most highly compensated.  Salary is defined as base rate of pay and does not include overtime, bonuses and other compensation.  A participant’s full benefit under the pension plan is payable at age 65 with at least five years of benefit service, which is considered normal retirement.  Early retirement benefit payments are available under the pension plan to participants upon attainment of age 45 and completion of five years of benefit service.  Annual benefits are reduced three percent for each year of payment before normal retirement based on the benefit formula described above.  As of December 31, 2007, Messrs. Karpiak and Gagnier were eligible for early retirement benefits.

The executive supplemental retirement agreement provides benefits in addition to those provided by the pension plan.  Benefits are calculated using a fixed annual base amount of $25,000 plus a 4.0% annual compounding rate from date of joining the agreement to retirement.  Upon retirement, the compounded amount in effect represents the annual benefit payable.  Benefit payments are paid monthly using the compounded amount in effect at retirement and are paid over a fixed 15-year period.  A participant’s full benefit under the agreement is payable at age 65 which is considered normal retirement age.

Early retirement benefit payments are available under the agreement to participants upon attainment of age 55 at a reduced level based on a specific formula.  The actuarially reduced equivalent amount would begin at the early retirement date and continue for a period of 180 months.  The actuarial reduction is computed by multiplying the amount payable at normal retirement by a fraction of which the numerator is the number of full years served since participation in this plan and the denominator is the number of full years served since participation in the agreement until age 65, which is considered normal retirement age.  The ability to elect an early retirement benefit may be limited by federal tax law governing nonqualified deferred compensation plans.  As of December 31, 2007, Mr. Gagnier was eligible for early retirement benefits under the agreement.  There is a pre-retirement death benefit to the participant’s estate in the amount of $200,000.

Benefits earned under the agreements are paid from First Savings Bank’s assets.  It is management’s intent to informally fund those payments with its bank-owned whole life insurance policies.  The aggregate death benefit coverage from these policies is $2.8 million.  First Savings Bank is the beneficiary of these policies, and no participants will derive any personal benefits as a result of these policies.

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination and death.  These agreements are discussed in further detail following the table below.  In addition, the pension plan and executive supplemental retirement agreement discussed above provide for payments upon early retirement or normal retirement.  The following table shows, as of December 31, 2007, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Involuntary Termination ($)	Involuntary Termination Following Change in Control ($)	Early Retirement ($)		Normal Retirement ($)	Disability ($)	Death ($)

Victor Karpiak
Employment Agreement	250,000	--	--		--	--	--
Pension Plan	--	--	601,962		717,119	940,571	748,056
Supplemental Retirement Agreement	--	--	--		1,169,494	--	200,000

John P. Mills
Severance Compensation Plan (1)	--	--	--		--	--	--

David G. Kroeger
Severance Compensation Plan	--	176,000	--		--	--	--
Pension Plan	--	--	--	(2)	117,525	--	168,000

(Table continues on following page)

	Involuntary Termination($)	Involuntary Termination Following Change in Control ($)	Early Retirement ($)		Normal Retirement ($)	Disability ($)	Death ($)
Robert H. Gagnier
Severance Compensation Plan	--	225,000	--		--	--	--
Pension Plan	--	--	355,856		523,167	418,658	434,412
Supplemental Retirement Agreement	--	--	675,427		888,720	--	200,000

Roger Elmore
Severance Agreement	--	343,850	--		--	--	--
Pension Plan	--	--	--	(2)	123,632	--	139,916
______________
(1)	Mr. Mills retired effective as of December 1, 2007.
(2)	Messrs. Kroeger and Elmore are not yet eligible for early retirement as the Pension Plan requires five years’ employment prior to vesting.

Employment Agreement for Chief Executive Officer.  Victor Karpiak’s employment agreement provides for payments in the event of disability, death or termination.  If Mr. Karpiak becomes entitled to benefits under the terms of our then-current disability plan, if any, or becomes otherwise unable to fulfill his duties under the employment agreement, he shall be entitled to receive such group and other disability benefits as are then provided for executive employees.  In the event of Mr. Karpiak’s disability, his employment agreement will not be suspended, except that the obligation to pay his salary shall be reduced in accordance with the amount of any disability income benefits he receives such that, on an after-tax basis, he realizes from the sum of disability income benefits and his salary the same amount as he would realize on an after-tax basis from his salary if he had not become disabled.  Upon a resolution adopted by a majority of the disinterested members of the Board of Directors or an authorized committee, we may discontinue payment of Mr. Karpiak’s salary beginning six months after a determination that he has become entitled to benefits under the disability plan or is otherwise unable to fulfill his duties under the employment agreement.  If Mr. Karpiak’s disability does not constitute a disability within the meaning of Section 409A of the Internal Revenue Code, then payments under the employment agreement will not begin until the earlier of the executive’s death or the sixth month anniversary of his separation from service.

In the event of Mr. Karpiak’s death while employed under the employment agreement and prior to any termination of employment, we will pay to his estate, or such person as he may have previously designated, the salary which was not previously paid to him and which he would have earned if he had continued to be employed under the agreement through the last day of the month in which he died, together with the benefits provided under the employment agreement through that date.

Mr. Karpiak’s employment agreement also provides for benefits in the event of his involuntary termination.  If Mr. Karpiak’s employment is terminated for any reason other than cause, or change in control, or he terminates his own employment because of a material diminution of or interference with his duties, responsibilities or benefits, including any of the following actions unless consented to: (1) a requirement that he be based at any place other than Renton, Washington, or within a radius of 35 miles from the location of First Financial’s administrative offices; (2) a material demotion; (3) a material reduction in the number or seniority of personnel reporting to him or a material reduction in the frequency with which, or in the nature of the matters with respect to which such personnel are to report to him; (4) a reduction in his salary or a material adverse change in his perquisites, benefits or vacation; (5) a material permanent increase in the required hours of work or his workload; or (6) the failure of the Boards of Directors to elect him as President and Chief Executive Officer or any action by the Boards removing him from this office, he is entitled to payment and benefits.  If the involuntary termination occurs prior to October 17, 2008, we must pay to Mr. Karpiak a lump sum severance amount equal to one year’s salary.  If the involuntary termination occurs after October 17, 2008, we must pay to Mr. Karpiak during the remaining term of his employment agreement the salary at the rate in effect immediately prior to the date of termination.  Regardless of when the involuntary termination occurs, we must also provide Mr. Karpiak during the remaining term of his agreement substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of Mr. Karpiak and his dependents and beneficiaries who would have been eligible for such benefits if he had not suffered involuntary termination.

If Mr. Karpiak’s employment is terminated following a change in control of First Financial or First Savings Bank, or he terminates his own employment following a change in control for any of the reasons listed in the previous paragraph, we must pay him a lump sum equal to 299% of his base amount (as defined in Section 280G of the Internal Revenue Code) and must provide during the remaining term of the employment agreement substantially the same group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance (if any) for the benefit of the executive and his dependents and beneficiaries who would have been eligible for such benefits if he had not suffered involuntary termination.  These provisions are only applicable for a change in control which occurs after October 17, 2008.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are conditioned upon a change in control.  Individuals are subject to a 20% excise tax on the amount of such excess parachute payments.  If excess parachute payments are made, First Financial Northwest and First Savings Bank would not be entitled to deduct the amount of such excess payments.  Mr. Karpiak’s employment agreement provides that severance and other payments that are subject to a change in control will be reduced to the extent necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

Severance Agreement.  We have entered into a severance agreement with Mr. Elmore.  If First Savings Bank terminates Mr. Elmore’s employment, other than for cause, or he terminates his or her own employment within 12 months following a change in control of First Financial or First Savings Bank for any of the reasons described above in the discussion of Mr. Karpiak’s employment agreements, Mr. Elmore would be entitled to payment and benefits.  The agreements require that First Savings Bank pay: (1) his salary through the day of termination, including the pro rata portion of any incentive award, (2) continue to pay for the remaining term of the agreement his life, health and disability coverage and (3) pay in a lump sum an amount equal to 299% of his base amount (as defined in Section 280G of the Internal Revenue Code).  Any payments to Mr. Elmore under his severance agreement are subject to reduction pursuant to Section 280G of the Internal Revenue Code to avoid excess parachute payments.

Employee Severance Compensation Plan.  First Savings Bank established the First Savings Bank Northwest Employee Severance Compensation Plan to provide eligible employees with severance pay benefits in the event of a change in control of First Savings Bank or First Financial.  Messrs. Kroeger and Gagnier are covered by this plan.  Potential benefits under the plan are based on an employee’s position with First Savings Bank.

Under the plan, in the event of a change in control of First Savings Bank or First Financial Northwest, eligible employees who are terminated or who terminate their employment within one year for reasons specified under the severance plan will be entitled to receive a severance payment.  If a participant whose employment has terminated has completed at least one year of service, the participant will be entitled to a cash severance payment equal to three months for service of one to two years, six months for service of two to three years, and six months plus one month for each year of continuous employment over three years up to a maximum of one and one-half times the participant’s annual compensation.  A participant who is an assistant vice president of First Savings Bank prior to the change in control will receive a minimum payment equal to one-half of the participant’s annual compensation.  Individuals who are vice presidents and above of First Savings Bank prior to the change in control will receive a minimum payment equal to the participant’s annual compensation.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Directors Lee, Kohlwes, Anderson, Edlund, McLendon and Faull.  None of the members of the Compensation Committee of the First Financial Board of Directors has served as an officer or employee of First Financial or any of its subsidiaries or had any relationships otherwise requiring disclosure.

AUDIT COMMITTEE REPORT

The Audit Committee of the First Financial Board of Directors reports as follows with respect to First Financial’s audited financial statements for the fiscal year ended December 31, 2007:

•	The Audit Committee has completed its review and discussion of the 2007 audited financial statements with management;

•
         The Audit Committee has discussed with the independent auditor, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No.  61, Communication with Audit Committees, as amended, as adopted by the Public Company
         Accounting Oversight Board in Rule 3200T;

•
         The Audit Committee has received written disclosures and the letter from the independent auditor required by Independence
         Standards Board Standard No. 1,  Independence Discussions with Audit Committee,  as adopted by the Public Company
         Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor the auditor’s independence; and

•
         The Audit Committee has, based on its review and discussions with management of the 2007 audited financial statements and discussions with the independent auditor, recommended to the Board of Directors that First Financial’s audited financial statements for the year ended December 31, 2007 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:

Dr. Gary F. Kohlwes (Chairman)
Joann E. Lee
Gary F. Faull

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10% of First Financial’s common stock to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC.  Directors, executive officers and greater than 10% shareholders are required by regulation to furnish us with copes of all Section 16(a) forms they file.  The SEC has established filing deadlines for these reports and we are required to disclose in this proxy statement any late filings or failures to file.  Based solely on our review of the copies of such forms we have received and written representations provided to us by the above referenced persons, we believe that, during the fiscal year ended December 31, 2007, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with, except for a Form 4/A, filed by Director Kohlwes.  The Form 4/A was filed to report 600 shares deemed beneficially owned by Director Kohlwes, but not reported in his first Form 4 filing.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed KPMG LLP as First Financial’s independent auditor for the year ending December 31, 2008 and that appointment is being submitted to shareholders for ratification. In the event the appointment is not ratified by shareholders, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered in connection with the auditor’s appointment for the year ending December 31, 2009.  KPMG LLP served as our independent accounting firm for the year ended December 31, 2007, and a representative of the firm is expected to attend the meeting, respond to appropriate questions and, if the representative desires, which is not now anticipated, make a statement.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent auditor.

The following table sets forth the aggregate fees billed to First Financial and First Savings Bank by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2007 and 2006.

	Year Ended
	December 31,
	2007	2006
Audit Fees	$134,000	$176,710
Audit-Related Fees	--	--
Tax Fees	25,000	20,350
All Other Fees	--	--

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditor and the estimated fees for these services in connection with its annual review of its charter.  In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor.  All of the services provided by KPMG LLP in the year ended December 31, 2007 were approved by the Audit Committee.

PROPOSAL 3 – ADOPTION OF 2008 EQUITY INCENTIVE PLAN

General

On March 19, 2008, the Board of Directors of First Financial unanimously adopted, subject to shareholder approval, the First Financial Northwest, Inc. 2008 Equity Incentive Plan.  The purpose of the plan is to promote the long-term growth and profitability of First Financial by providing our directors, officers and employees with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence, and to provide these individuals with an equity interest in First Financial.

The Equity Incentive Plan will allow us to grant stock options, stock appreciation rights, restricted stock and restricted stock units to directors, advisory directors, officers and other employees of First Financial and its subsidiaries.  The plan will become effective as of the date it is approved by the shareholders.  If the plan is approved and awards are granted, it may have a dilutive effect on First Financial’s shareholders and will impact its net income and shareholders’ equity, although the actual results cannot be determined until the plan is implemented.

A summary of the Equity Incentive Plan is set forth below.  This summary is, however, qualified by and subject to the more complete information set forth in the plan, a copy of which is attached to this proxy statement as Appendix A.  We believe the Equity Incentive Plan complies with the requirements of the Office of Thrift Supervision.  The Office of Thrift Supervision does not endorse or approve the plan in any manner.

Summary

Administration.  The Equity Incentive Plan will be administered by a committee appointed by the Board of Directors, consisting of at least two directors, each of whom must be a non-employee director and an outside director, as those terms are defined in the plan.  The committee is authorized to make all determinations and decisions under the plan.  The committee also determines the individuals to whom awards will be made, the type and amount of awards that will be made, and the terms and conditions applicable to all awards.  The committee is also authorized to establish rules for the administration of the plan.

Number of Shares That May Be Awarded.  First Financial has reserved 3,199,322 shares of its common stock for issuance under the Equity Incentive Plan in connection with the exercise of awards, which represents 14% of the amount of First Financial common stock outstanding on the voting record date.  The fair market value of these shares is approximately $29.0 million, based on the closing price of First Financial’s common stock on March 19, 2008.  Shares of common stock to be issued under the plan will be authorized but unissued shares.  Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the plan.

Under the Equity Incentive Plan, the committee may grant stock options and stock appreciation rights that, upon exercise, result in the issuance of 2,285,280 shares of First Financial common stock, and restricted stock and restricted stock units for an aggregate of 914,112 shares of First Financial common stock.  The plan limits the number of options, stock appreciation rights and restricted stock awards that may be granted to certain participants in the plan.

Adjustments Upon Changes in Capitalization.  Shares awarded under Equity Incentive Plan may be adjusted by the committee in the event of any recapitalization, split, reorganization, merger, consolidation, spin-off, combination, exchange of shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event.

Eligibility to Receive Awards.  The committee may grant awards under the Equity Incentive Plan to directors, advisory directors, officers and employees of First Financial and its subsidiaries.  The committee will select persons to receive awards among the eligible participants and determine the number of shares for each award granted.  There are approximately 20 individuals who are currently eligible to receive awards under the plan.

Terms and Conditions of Stock Options.  The committee may grant stock options to purchase shares of First Financial common stock at a price that is not less than the fair market value of the common stock on the date the option is granted.  The fair market value is the closing sales price as quoted on Nasdaq.  Stock options may not be exercised later than ten years after the grant date.  Subject to the limitations imposed by the provisions of the Internal Revenue Code, certain of the options granted under the Equity Incentive Plan to officers and employees may be designated as “incentive stock options.”  Options that are not designated and do not otherwise qualify as incentive stock options are referred to as “non-qualified stock options.”

The committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the forms in which, payment of the exercise price with respect to the stock option may be made.  Unless otherwise determined by the committee or set forth in the written award agreement evidencing the grant of the stock option, upon termination of service of the participant for any reason other than for cause, all stock options then currently exercisable by the participant shall remain exercisable for one year for terminations due to death or disability and three months for other terminations, or until the expiration of the stock option by its terms if sooner.

Terms and Conditions of Stock Appreciation Rights.  The committee may grant stock appreciation rights, which give the recipient of the award the right to receive the excess of the market value of the shares represented by the stock appreciation rights on the date exercised over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date the right is granted.  Upon the exercise of a stock appreciation right, the holder will receive the amount due in shares of First Financial common stock.  Stock appreciation rights may be related to stock options (“tandem stock appreciation rights”), in which case the exercise of one award will reduce to that extent the number of shares represented by the other award.  Stock appreciation rights may not be exercised later than ten years after the grant date.

Unless otherwise determined by the committee or set forth in the written award agreement evidencing the grant of the stock appreciation right, upon termination of service of the participant for any reason other than for cause, all stock appreciation rights then currently exercisable by the participant shall remain exercisable for one year for terminations due to death or disability and three months for other terminations, or until the expiration of the stock appreciation right by its terms if sooner.

Terms and Conditions of Restricted Stock Awards.  The committee is authorized to grant restricted stock, which are shares of First Financial common stock subject to forfeiture and limits on transfer until the shares vest, and restricted stock units, which are rights to receive shares of First Financial common stock subject to similar limits as on restricted stock.  During the vesting period, the recipient of restricted stock will have all the rights of a shareholder, including the power to vote and the right to receive dividends with respect to those shares. No such rights apply to restricted stock units, until shares are issued for those units; however, recipients may receive a dividend equivalent payment.  Shares of restricted stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.  The committee has the right to determine any other terms and conditions, not inconsistent with the Equity Incentive Plan, upon which a restricted stock award shall be granted.

Vesting of Awards.  No award may vest beginning earlier than one year from the effective date of the Equity Incentive Plan and all awards shall vest no more rapidly than in annual installments of than 20% of the total award.  Upon a change in control of First Financial or upon the termination of the award recipients’ service due to death or disability, all unvested awards under the Equity Incentive Plan vest as of the date of the change in control or termination.

Forfeiture of Awards.  If the holder of an unvested award terminates service other than due to death, disability or a change in control, the unvested award will be forfeited by the holder.  Upon any termination of service for cause, all stock options or stock appreciation rights not previously exercised shall be immediately forfeited by the holder.

Transferability of Awards.  Stock options, stock appreciation rights and unvested restricted stock awards may be transferred upon the death of the holder to whom it was awarded, by will or the laws of inheritance.  Stock options and stock appreciation rights may be transferred during the lifetime of the holder to whom it was awarded only pursuant to a qualified domestic relations order.

Amendment and Termination of the Incentive Plan.  The Equity Incentive Plan shall continue in effect for a term of ten years, after which no further awards may be granted.  The Board of Directors may at any time amend, suspend or terminate the plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted.  Shareholder approval will generally be required with respect to an amendment to the plan that will: (1) increase the aggregate number of securities that may be issued under the plan, except as specifically set forth under the plan; (2) materially increase the benefits accruing to participants under the plan; (3) materially change the requirements as to eligibility for participation in the plan; or (4) change the class of persons eligible to participate in the plan.  No amendment, suspension or termination of the Equity Incentive Plan, however, will impair the rights of any participant, without his or her consent, in any award already granted.

Federal Income Tax Consequences

Non-qualified Stock Options.  Under current federal tax law, non-qualified stock options granted under the Equity Incentive Plan will not result in any taxable income to the optionee at the time of grant or any tax deduction to First Financial.  Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their cost is taxable to the optionee as compensation income and is generally deductible by First Financial.  The optionee’s tax basis for the shares is the market value of the shares at the time of exercise.

Incentive Stock Options.  Neither the grant nor the exercise of an incentive stock option under the Equity Incentive Plan will result in any federal tax consequences to either the optionee or First Financial, although the difference between the market price on the date of exercise and the exercise price is an item of adjustment included for purposes of calculating the optionee’s alternative minimum tax.  Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a long-term capital gain if the applicable holding period is satisfied.  If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and the sale price will be taxed as ordinary income and First Financial will be entitled to a deduction in the same amount.  The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable holding period is satisfied.  If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed to have exercised a non-qualified stock option.  The time frame in which to exercise an incentive stock option is extended in the event of the death or disability of the optionee.

Stock Appreciation Rights.  The exercise of a stock appreciation right will result in the recognition of ordinary income by the recipient on the date of exercise in an amount of cash and/or the fair market value on that date of the shares acquired pursuant to the exercise.  First Financial will be entitled to a corresponding deduction.

Restricted Stock Awards.  Recipients of shares granted under the Equity Incentive Plan will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date.  In certain circumstances, a holder may elect to recognize ordinary income and determine the fair market value on the date of the grant of the restricted stock.  Recipients of shares granted under the Equity Incentive Plan will also recognize ordinary income equal to their dividend or dividend equivalent payments when these payments are received.

Proposed Awards Under the Incentive Plan

No awards have been proposed by the Board of Directors as of the date of this proxy statement.

The Board of Directors unanimously recommends that you vote “FOR” adoption of the 2008 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

       As of December 31, 2007, we did not have any compensation plans under which shares of First Financial common stock were issued.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will pay the cost of soliciting proxies.  In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone without additional compensation.  In addition, we have engaged Regan & Associates, Inc. to assist in distributing proxy materials and contacting record and beneficial owners of our common stock.  We have agreed to pay a fee of $18,000, including out-of-pocket expenses, for these services.  We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

Our annual report to shareholders, including the Annual Report on Form 10-K, has been mailed to all shareholders of record as of the close of business on the record date.  Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary, First Financial Northwest, Inc., 201 Wells Avenue South, Renton, Washington 98057.  The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at next year’s annual of shareholders must be received at the executive office at 201 Wells Avenue South, Renton, Washington 98057, no later than December 16, 2008.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days’ notice of the meeting is given to shareholders, such written notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.  We anticipate that, in order to be timely, shareholder nominations or proposals intended to be made at the annual meeting must be made by April 21, 2008.  As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s name, age, business address and number of shares of common stock held, a written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain other information regarding the shareholder giving such notice.  The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Harry A. Blencoe

HARRY A. BLENCOE
SECRETARY

Renton, Washington
April 15, 2008

APPENDIX A
First Financial Northwest, Inc.
2008 Equity Incentive Plan

ARTICLE I
PURPOSE

Section 1.1    General Purpose of the Plan.

The purpose of the Plan is to promote the long-term growth and profitability of First Financial Northwest, Inc. to provide directors, advisory directors, officers and employees of First Financial Northwest, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in First Financial Northwest, Inc.

ARTICLE II
DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Affiliate means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any other benefit under this Plan.

Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Options or Stock Appreciation Rights granted to such Participant that are exercisable, following the Participant’s death.

Board means the Board of Directors of First Financial Northwest, Inc. and any successor thereto.

Change in Control means any of the following events:

(a)    any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board may be cast;

(b)        as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board;

(c)        the stockholders of the Company approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

(d)        a tender offer or exchange offer for 25% or more of the total outstanding Shares of the Company is commenced (other than such an offer by the Company).

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Article IV.

Company means First Financial Northwest, Inc., a state of Washington corporation, and any successor thereto.

Disability means a condition of incapacity of a Participant which renders that person unable to engage in the performance of his or her duties by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.  Notwithstanding the above, the term Disability in connection with Incentive Stock Options shall have the meaning specified in Section 22(e)(3) of the Code.

Effective Date means the date on which the Plan is approved by the stockholders of First Financial Northwest, Inc.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the Shares due upon exercise of a Stock Appreciation Right is computed.

Fair Market Value means, with respect to a Share on a specified date:

(a)   If the Shares are listed on any established stock exchange, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Composite Tape or other comparable reporting system for the exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

(b)   If the Shares are not traded on a national securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (a), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(c)   In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

Family Member means with respect to any Participant:

(a)   the lineal ascendants and lineal descendants of such Participant or his spouse, or any one or more of them, or

(b)   an entity wholly owned by, including, but not limited to, a trust the exclusive beneficiaries of which are, one or more of the lineal ascendants or lineal descendants of such Participant or his spouse, or wholly owned jointly by one or more of them and the Participant.

Incentive Stock Option means a right to purchase Shares that is granted to an employee of the Company or any Affiliate that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of Section 422 of the Code.

Non-Qualified Stock Option means a right to purchase Shares that is not intended to qualify as an Incentive Stock Option or does not satisfy the requirements of Section 422 of the Code.

Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Participant means any director, advisory director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

Permitted Transferee means, with respect to any Participant, a Family Member of the Participant to whom an Award has been transferred as permitted hereunder.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means the First Financial Northwest, Inc. 2008 Equity Incentive Plan, as amended from time to time.

Qualified Domestic Relations Order means a Domestic Relations Order that:

(a)   clearly specifies:

(i)   The name and last known mailing address of the Option Holder and of each person given rights under such Domestic Relations Order;

(ii)   the amount or percentage of the Option Holder’s benefits under this Plan to be paid to each person covered by such Domestic Relations Order;

(iii)          the number of payments or the period to which such Domestic Relations Order applies; and

(iv)          the name of this Plan; and

(b)   does not require the payment of a benefit in a form or amount that is:

(i)             not otherwise provided for under the Plan; or

(ii)            inconsistent with a previous Qualified Domestic Relations Order.

For the purposes of this Plan, a “Domestic Relations Order” means a judgment, decree or order, including the approval of a property settlement that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependent of a Participant.

Restricted Stock Award means an award of Shares or Share Units pursuant to Article VII.

Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a director, advisory director, officer or employee of the Company or any Affiliate.

Share means a share of common stock of First Financial Northwest, Inc.

Share Unit means the right to receive a Share at a specified future date.

Stock Appreciation Right means the right to receive a payment in Shares measured by the increase in the Fair Market Value of a Share over the Exercise Price of that Stock Appreciation Right.

Stock Appreciation Right Holder means, at any relevant time with respect to a Stock Appreciation Right, the person having the right to exercise the Stock Appreciation Right.

Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates.  Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

Vesting Date means the date or dates on which the grant of an Option or Stock Appreciation Right is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

ARTICLE III
AVAILABLE SHARES

Section 3.1    Shares Available Under the Plan.

Subject to adjustment under Article IX, the maximum aggregate number of Shares representing Awards shall not exceed 3,199,392 Shares.  Shares representing tandem Stock Appreciation Rights shall for such purpose only be counted as either Shares representing Options outstanding or Stock Appreciation Rights outstanding, but not as both.

Section 3.2    Shares Available for Options and Stock Appreciation Rights.

Subject to adjustment under Article IX, the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights shall be 2,285,280 Shares, and the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights to any one individual in any calendar year shall be limited as follows:

(a)           the total number of Options and Stock Appreciation Rights available for grant to non-employee directors shall be limited to 30 percent of the number of Shares indicated above;

(b)           the total number of Options and Stock Appreciation Rights available for grant to any one non-employee director shall be limited to 5 percent of the number of Shares indicated above; and

(c)           the total number of Options and Stock Appreciation Rights available for grant to any officer or employee shall be limited to 25 percent of the number of Shares indicated above.

Section 3.3    Shares Available for Restricted Stock Awards.

Subject to adjustment under Article IX, the maximum number of Shares which may be issued upon award or vesting of Restricted Stock Awards under the Plan shall be 914,112 Shares and the maximum aggregate number of Shares which may be issued upon award or vesting of Restricted Stock Awards shall be limited as follows:

(a)           the total number of Restricted Stock Awards available for grant to non-employee directors shall be limited to 30 percent of the number of Shares indicated above;

(b)           the total number of Restricted Stock Awards available for grant to any one non-employee director shall be limited to 5 percent of the number of Shares indicated above; and

(c)           the total number of Restricted Stock Awards available for grant to any officer or employee shall be limited to 25 percent of the number of Shares indicated above.

Section 3.4    Additional OTS Restrictions.

As long as the Plan is subject to OTS regulations as applicable on the Effective Date, the following additional restriction shall apply:

(a)   No Award may vest beginning earlier than one year from the Effective Date of the Plan and all Awards shall vest no more rapidly than in annual installments of than 20% of the total Award.

(b)   The vesting of Awards shall not be permitted except upon the Participant’s death of Disability, or upon a Change in Control.

Section 3.5    Computation of Shares Issued.

For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Option or Stock Appreciation Right or in connection with a Restricted Stock Award.  Any Award subsequently forfeited, in whole or in part, shall not be considered issued.

ARTICLE IV
ADMINISTRATION

Section 4.1    Committee.

(a)           The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board.  Each member of the Committee shall be an “Outside Director” within the meaning of Section 162(m) of the Code or a successor rule or regulation, a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

(b)           The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee.  Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

(c)           The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 4.2    Committee Powers.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a)   to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards to be issued or granted, and the terms and conditions thereof;

(b)   with the consent of the Participant, to the extent deemed necessary by the Committee, amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;

(c)   to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d)   to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V
STOCK OPTIONS

Section 5.1    Grant of Options.

(a)           Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares.  An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option.  Only employees of the Company or its Affiliates may receive Incentive Stock Options.

(b)           Any Option granted shall be evidenced by an Award Agreement which shall:

(i)     specify the number of Shares covered by the Option;

(ii)    specify the Exercise Price;

(iii)   specify the Exercise Period;

(iv)   specify the Vesting Date; and

(v)    contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 5.2    Size of Option.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3    Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4    Exercise Period.

The Exercise Period during which an Option may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

(a)  the date specified by the Committee in the Award Agreement;

(b)  the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability or a Termination for Cause;

(c)  the last day of the one-year period commencing on the date of the Participant’s termination of Service due to death or Disability;

(d)  as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

(e)  the last day of the ten-year period commencing on the date on which the Option was granted.

An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 5.5    Vesting Date.

(a)           The Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.

(b)           Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)    if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Option shall be forfeited without consideration;

(ii)   if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

(iii)   if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 5.6    Additional Restrictions on Incentive Stock Options.

An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a)             Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

(b)            Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised.  Such sale shall disqualify the Option as an Incentive Stock Option.

(c)            The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000.

(d)   Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

Section 5.7    Method of Exercise.

(a)           Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased.  An Option Holder shall exercise an Option to purchase Shares by:

(i)    giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

(ii)   delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and

(iii)   satisfying such other conditions as may be prescribed in the Award Agreement.

(b)           The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i)    in cash (by certified or bank check or such other instrument as the Company may accept); or

(ii)   if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder for a period of more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii)   by a combination thereof.

Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c)           When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 5.8    Limitations on Options.

(a)           An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Non-Qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b)           The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i)    the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii)    the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c)           An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder's death shall be transferred to the Option Holder's estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

Section 5.9    Prohibition Against Option Repricing.

Except as provided in Section 9.3, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to the Plan to amend or modify the Exercise Price of any such Option, or to cancel the Option at a time when the Exercise Price is less than the Fair Market Value of the Shares, in exchange for another Option or Award.

ARTICLE VI
STOCK APPRECIATION RIGHTS

Section 6.1    Grant of Stock Appreciation Rights.

(a)           Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant a Stock Appreciation Right.  A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right.  A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates.  The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares and the exercise of a related Option shall cancel a tandem Stock Appreciation Right for a like number of Shares.

(b)           Any Stock Appreciation Right granted shall be evidenced by an Award Agreement which shall:

(i)    specify the number of Shares covered by the Stock Appreciation Right;

(ii)    specify the Exercise Price;

(iii)   specify the Exercise Period;

(iv)   specify the Vesting Date;

(v)    specify that the Stock Appreciation Right shall be settled in Shares; and

(vi)   contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 6.2    Size of Stock Appreciation Right.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Stock Appreciation Rights shall be determined by the Committee, in its discretion.

Section 6.3    Exercise Price.

The price per Share at which a Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Stock Appreciation Right is granted.

Section 6.4    Exercise Period.

The Exercise Period during which a Stock Appreciation Right may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:

(a)           the date specified by the Committee in the Award Agreement;

(b)           the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability or a Termination for Cause;

(c)   the last day of the one-year period commencing on the date of the Participant’s termination of Service due to death or Disability;

(d)   as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

(e)   the last day of the ten-year period commencing on the date on which the Stock Appreciation Right was granted.

A Stock Appreciation Right that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 6.5    Vesting Date.

(a)           The Vesting Date for each Stock Appreciation Right Award shall be determined by the Committee and specified in the Award Agreement.

(b)           Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)    if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Award shall be forfeited without consideration;

(ii)    if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

(iii)    if a Change in Control occurs prior to the Vesting Date of a Stock Appreciation Right Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 6.6    Method of Exercise.

(a)           Subject to the limitations of the Plan and the Award Agreement, a Participant may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised. A Stock Appreciation Right Holder shall exercise a Stock Appreciation Right by:

(i)    giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Stock Appreciation Right; and

(ii)    satisfying such other conditions as may be prescribed in the Award Agreement.

(b)           When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Stock Appreciation Right Holder (or, in the event of his or her death, his or her Beneficiary) of a number of Shares with an aggregate Fair Market Value equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, times the number of Stock Appreciation Rights exercised.  The Person exercising the Stock Appreciation Right shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 6.7     Limitations on Stock Appreciation Rights.

(a)           A Stock Appreciation Right by its terms shall not be transferable by the Stock Appreciation Right Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the life of the Stock Appreciation Right Holder, only by the Stock Appreciation Right Holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Stock Appreciation Right under the Plan, apply to the Committee for approval to transfer all or any portion of such Stock Appreciation Right which is then unexercised to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Stock Appreciation Right, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Stock Appreciation Right depends on the life, Service or other status of the Participant, such privilege of the Stock Appreciation Right for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b)           The Company's obligation to deliver Shares with respect to a Stock Appreciation Right shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Stock Appreciation Right Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i)    the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii)    the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c)           A Stock Appreciation Right Holder may designate a Beneficiary to receive any Stock Appreciation Right that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Stock Appreciation Right Holder, or in the event that no Beneficiary has been designated, any Stock Appreciation Rights that may be exercised following the Stock Appreciation Right Holder's death shall be transferred to the Stock Appreciation Right Holder's estate. If the Stock Appreciation Right Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Stock Appreciation Right Holder shall be deemed to have survived the Beneficiary.

Section 6.8    Prohibition Against Stock Appreciation Right Repricing.

Except as provided in Section 9.3, neither the Committee nor the Board shall have the right or authority following the grant of a Stock Appreciation Right pursuant to the Plan to amend or modify the Exercise Price of any such Stock Appreciation Right or to cancel the Stock Appreciation Right at a time when the Exercise Price is less than the Fair Market Value of the Shares, in exchange for another Stock Appreciation Right or Award.

ARTICLE VII
RESTRICTED STOCK AWARDS

Section 7.1    In General.

(a)           Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:

(i)    the number of Shares or Share Units covered by the Restricted Stock Award;

(ii)    the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Shares or Share Units;

(iii)   the date of grant of the Restricted Stock Award;

(iv)   the Vesting Date for the Restricted Stock Award;

(v)    as to Restricted Stock Awards awarding Shares, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and

(vi)    as to Restricted Stock Awards awarding Share Units, the rights of the Participant with respect to attributes of the Share Units which are the equivalent of dividends and other rights and preferences associated with Shares and the circumstances, if any, prior to the Vesting Date pursuant to which Share Units shall be converted to Shares;

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b)           All Restricted Stock Awards consisting of Shares shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant and held by the Committee, together with an irrevocable stock power executed by the Participant in favor of the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award.  The certificates evidencing the Shares shall at all times prior to the applicable Vesting Date bear the following legend:

The common stock evidenced hereby is subject to the terms of an Award Agreement between First Financial Northwest, Inc. and [Name of Participant] dated [Award Date] made pursuant to the terms of the First Financial Northwest, Inc. 2008 Equity Incentive Plan, copies of which are on file at the executive offices of First Financial Northwest, Inc. and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

(c)           Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Shares distributed pursuant to such Award shall be distributable, during the lifetime of the Participant, only to the Participant.

Section 7.2    Vesting Date.

(a)           The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.

(b)           Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)    if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Shares or Share Units shall be forfeited without consideration;

(ii)    if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant’s Service with the Company; and

(iii)    if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 7.3    Dividend Rights.

Unless otherwise set forth in the Award Agreement, any dividends or distributions declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, or an equivalent amount in the case of a Restricted Stock Award awarding Share Units, shall be paid to the Participant at the same time they are paid to all other shareholders of the Company.

Section 7.4    Voting Rights.

Unless otherwise set forth in the Award Agreement, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Participant.

Section 7.5    Designation of Beneficiary.

A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares or Shares distributed in satisfaction of any unvested Share Units that become vested on the date of the Participant’s death.  Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee.  In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant’s death shall be paid to the executor or administrator of the Participant’s estate.

Section 7.6    Manner of Distribution of Awards.

The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VIII
SPECIAL TAX PROVISION

Section 8.1    Tax Withholding Rights.

Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE IX
AMENDMENT AND TERMINATION

Section 9.1    Termination

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee.  Unless sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date.  In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

Section 9.2    Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.  To the extent OTS regulations are changed subsequent to the Effective Date, the Board shall have the right but not the obligation, to amend or revise the Plan without shareholder approval to conform to the revised regulations.

Section 9.3    Adjustments in the Event of Business Reorganization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, as it determines appropriate, equitably and proportionately adjust any or all of:

(i)    the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;

(ii)    the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and

(iii)   the Exercise Price of Options and Stock Appreciation Rights.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE X
MISCELLANEOUS

Section 10.1    Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended.  The Plan also is intended not to be, in any respect, a nonqualified deferred compensation plan, subject to Section 409A of the Code. The Plan shall be construed and administered so as to effectuate these intentions.

Section 10.2     No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a director, advisory director or employee of the Company.  The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

Section 10.3     Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 10.4    Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of Washington without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in the County or contiguous counties in which the Company’s headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 10.5    Headings.

The headings of Articles and Sections are included solely for convenience of reference.  If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 10.6    Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 10.7    Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)           If to the Committee:

First Financial Northwest, Inc.
        201 Wells Avenue South
                Renton, Washington   98057
               Attention:  Corporate Secretary

(b)           If to a Participant, to such person’s address as shown in the Company’s records.

Section 10.8    Approval of Shareholders.

The Plan shall be subject to approval by the Company’s shareholders within twelve (12) months before or after the date the Board adopts the Plan.

REVOCABLE PROXY
FIRST FINANCIAL NORTHWEST, INC.

ANNUAL MEETING OF SHAREHOLDERS
MAY 23, 2008

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of First Financial Northwest, Inc. (“First Financial”) with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of First Financial which the undersigned is entitled to vote at the first annual meeting of shareholders, to be held at the Carco Theatre, located at 1717 Maple Valley Highway, Renton, Washington, on Friday, May 23, 2008, at 9:00 a.m., local time, and at any and all adjournments thereof, as indicated.

		FOR	WITHHELD

1.	The election as director of the nominees listed below (except as marked to the contrary below).	[ ]	[ ]

For a one-year term:
Victor Karpiak
Robert W. McLendon

For a two-year term:
Harry A. Blencoe
Gary F. Faull
Joann E. Lee

For a three-year term:
Gary F. Kohlwes
Robert L. Anderson
Gerald Edlund

INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee's name on the line below.

____________________________________
____________________________________
		FOR	AGAINST	ABSTAIN

2.	The adoption of the 2008 Equity Incentive Plan.	[ ]	[ ]	[ ]

3.	The ratification of the appointment of KPMG LLP as the independent auditor for the year ending December 31, 2008.	[ ]	[ ]	[ ]

4.	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed propositions.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the propositions stated.  If any other business is presented at the annual meeting, this proxy will be voted by those named in this proxy in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of First Financial at the meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from First Financial prior to the execution of this proxy of the notice of annual meeting of shareholders, a proxy statement for the annual meeting of shareholders, and the 2007 Annual Report to Shareholders.

Dated: _________________________, 2008

____________________________________	____________________________________
PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

____________________________________	____________________________________
SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete, date, sign and mail this proxy promptly in the enclosed postage-prepaid envelope.